Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multistate Trust III
333-16611
811-07943

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, with the Nuveen Louisiana Municipal Bond Funds meeting subsequently being adjourned to October
22, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement.

The results of the vote for the new Investment
Management Agreement were as follows:




 Nuveen
Georgia
Municipal
 Bond
Fund

 Nuveen Louisiana
Municipal Bond
Fund

 Nuveen
North
Carolina
 Municipa
l Bond Fund

 Nuveen
 Tennessee
 Municipal
 Bond
 Fund

To approve a
 new
investment
management
 agreement







   For

                          11,933,566

                            4,092,081

                          21,028,691

                          14,965,860

   Against

                               176,538

                               120,973

                               276,968

                               338,512

   Abstain

                               326,786

                                 78,972

                               503,332

                               438,583

   Broker Non
-Votes

                            3,584,169

                            1,516,762

                            5,177,013

                            4,679,208

      Total

                          16,021,059

                            5,808,788

                          26,986,004

                          20,422,163




Proxy materials are herein incorporated by reference to the SEC filing on August 29, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-013168.